CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2025, with respect to the consolidated financial statements included in the Annual Report of Altus Power, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Altus Power, Inc. on Forms S-3 (File No. 333-269337 and File No. 333-262072) and Form S-8 (File No. 333-262695).

/s/ GRANT THORNTON LLP

Iselin, New Jersey
March 17, 2025